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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Columbus McKinnon Corp
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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                  [LOGO OF COLUMBUS McKINNON CORP. w/ADDRESS]

TO: PARTICIPANTS IN THE COLUMBUS MCKINNON CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

  Under the terms of the Columbus McKinnon Corporation Employee Stock Ownership Plan (the "Plan"), you have the right to direct the Plan trustees in writing as to the manner in which you wish to vote the shares of common stock of Columbus McKinnon Corporation (the "Company") allocated to your Plan account(s) at the Company's 1999 Annual Meeting of Shareholders, to be held on August 16, 1999, at 10:00 a.m., at the Company's headquarters in Amherst, New York (the "Meeting"). Under the terms of the Plan and subject to the Plan trustees' responsibilities under applicable laws, the Plan trustees will vote your allocated shares in accordance with your instructions. Therefore, we encourage you to exercise your right to direct the voting of your allocated shares at the Meeting. Unvoted allocated shares and unallocated shares will be voted at the discretion of the Plan trustees.

  A copy of Columbus McKinnon's letter to shareholders dated July 30, 1999 and a supplement to the Company's proxy statement are enclosed for your review. Also enclosed is a duplicate confidential voting instruction card which you should use if you wish to direct the Plan trustees to vote shares allocated to your account(s) in connection with the slate of directors endorsed by the Board of Directors of the Company, the proposal relating to the Company's stock option plan recommended by the Board of Directors and a proposal put forth by a shareholder group which is opposed by the Company's Board. If you have previously returned your voting instruction card, you do not need to return the enclosed card unless you wish to change your vote.

  HOW TO EXERCISE YOUR RIGHTS. You direct the voting of shares in your account(s) by completing, signing and returning the enclosed confidential voting instruction card. Proxy cards supplied with any other proxy materials are not appropriate for the purpose of instructing the Plan trustees in connection with the voting of shares allocated to your Plan account(s).

  CONFIDENTIALITY OF VOTING INSTRUCTIONS. Your instructions to the Plan trustees will be completely confidential. Voting instruction cards are to be sent (using the postage-paid envelope provided herewith) to Corporate Election Services, Inc. ("CES"), the independent vote processing agent, and should not be sent to the Company or its proxy solicitor, D.F. King & Co., Inc.
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  The Plan trustees understand that a group calling itself The Columbus
McKinnon Shareholders Committee (the "Committee") is soliciting proxies, among other things, for a slate of directors in opposition to the slate endorsed by Columbus McKinnon's Board of Directors. If the Committee's proxy statement and other soliciting materials are provided to the Plan trustees, the Plan trustees will undertake to distribute such materials to you. Additional confidential voting instruction cards will be provided that will permit you to instruct the Plan trustees regarding the voting of shares allocated to your account(s) in connection with the matters described in any such additional proxy solicitation materials distributed by the Committee.

  Voting instructions for your allocated shares under the Plan must be received by 5:00 p.m. Eastern time on August 12, 1999 on the voting instruction cards provided by the Plan trustees for that purpose. AGAIN, YOUR VOTING INSTRUCTION CARD SHOULD BE FORWARDED TO CES AND SHOULD NOT BE MAILED TO THE COMPANY OR ITS PROXY SOLICITOR, D.F. KING & CO., INC.

  In order to make an informed judgement concerning how to instruct the Plan trustees to vote your shares, YOU SHOULD READ ALL PROXY MATERIALS CAREFULLY AND THOROUGHLY. The Plan trustees make no recommendation with respect to your voting decisions.

           WHEN TO SUBMIT YOUR CONFIDENTIAL VOTING INSTRUCTION CARD

  You may submit your voting instructions to the confidential vote processing agent at any time, except that in order to be effective your instructions must be received by not later than 5:00 p.m. Eastern daylight time on August 12, 1999. If CES receives more than one voting instruction card from you, the instruction card bearing the latest date will be considered to have cancelled all instruction cards bearing an earlier date. If more than one confidential voting instruction card is received from you with the same date, CES will consider the card bearing the latest postmark as controlling. You may request additional confidential voting instructions cards at any time by contacting CES at 412-262-1100.

  If you have any questions regarding the procedures for instructing the Plan trustees, please call Lois H. Demler at 716-689-5409.

                                          Plan Trustees
                                          July 30, 1999